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                                                                   EXHIBIT 21


                      YOUTH SERVICES INTERNATIONAL, INC.


                             LIST OF SUBSIDIARIES


1. Youth Educational Services, Inc.
2. Youth Outcomes Limited
3. Youth Services International Holdings, Inc.
4. Youth Services International Investments, LLC
5. Youth Services International Management Services, LLC
6. Youth Services International of Baltimore, Inc.
7. Youth Services International of Colorado, Inc.
8. Youth Services International of Delaware, Inc.
9. Youth Services International of Georgia, Inc.
10.Youth Services International of Illinois, Inc.
11.Youth Services International of Iowa, Inc.
12.Youth Services International of Maryland, Inc.
13.Youth Services International of Michigan, Inc.
14.Youth Services International of Minnesota, Inc.
15.Youth Services International of Missouri, Inc.
16.Youth Services International of Northern Iowa, Inc.
17.Youth Services International of Puerto Rico, Inc.
18.Youth Services International of South Dakota, Inc.
19.Youth Services International of Tennessee, Inc.
20.Youth Services International of Texas, Inc.
21.Youth Services International of Virginia, Inc.
22.Youth Services International Real Property Partnership, LLP
23.Youth Services International Southeastern Programs, Inc.
24.YSI of Central Iowa, Inc.